UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

QLOGIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23298	33-0537669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(408) 239-8000

(Address of principal executive offices, including zip code)

(949) 389-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Offer and the Merger (as defined below), on August 16, 2016, the Company’s existing credit agreement, dated March 20, 2013 (the “Credit Agreement”), with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the Company, was terminated. The Credit Agreement provided the Company with a $125 million unsecured revolving credit facility maturing in March 2018. There were no outstanding borrowings under the Credit Agreement at the time of termination. The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement a copy of which is attached as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the SEC on May 23, 2013, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 15, 2016, QLogic Corporation, a Delaware corporation (the “Company” or QLogic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavium, Inc., a Delaware corporation (“Cavium”), and Quasar Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cavium (“Purchaser”). Pursuant to the terms of the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of QLogic (the “QLogic Shares”) at a purchase price per QLogic Share of $11.00 in cash and 0.098 shares of Cavium common stock, par value $0.001 per share, together with cash in lieu of any fractional shares of Cavium common stock, without interest and less any applicable withholding taxes (the “Transaction Consideration”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated July 13, 2016 (together with any amendments and supplements thereto, the “Offer to Exchange”), and the related Letter of Transmittal. The Offer expired at 5:30 p.m., New York City time, on August 15, 2016 (the “Expiration Time”). The depositary and exchange agent for the Offer advised that, as of the Expiration Time, a total of 64,880,784 QLogic Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered QLogic Shares represented approximately 76.2% of the QLogic Shares as of the Expiration Time. Purchaser accepted for exchange all such QLogic Shares validly tendered and not validly withdrawn pursuant to the Offer.

On August 16, 2016, pursuant to the terms and conditions of the Merger Agreement, Cavium completed its acquisition of QLogic when Purchaser merged with and into QLogic, with QLogic surviving as a wholly-owned subsidiary of Cavium (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each QLogic Share (other than QLogic Shares owned by QLogic, Cavium, Purchaser or other subsidiaries of Cavium, which were canceled and ceased to exist) was converted into the right to receive the Transaction Consideration. Also at the Effective Time, certain equity awards held by employees of the Company were converted into an amount equal to the excess, if any, of the Transaction Consideration over the exercise price of such awards, certain equity awards held by employees of the Company were cancelled and received no payment, and other equity awards held by employees of the Company were assumed by Cavium and converted into equity awards of Cavium on substantially equivalent terms.

The cash portion of the Transaction Consideration and related expenses were funded from a combination of Cavium and QLogic’s available cash and the borrowings under Cavium’s new senior credit facility.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Before market open on August 16, 2016, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company (i) notified the NASDAQ Stock Market, LLC (the “NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the QLogic Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The QLogic Shares ceased trading on the NASDAQ immediately prior to market open on August 16, 2016. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each QLogic Share that was issued and outstanding immediately prior to the Effective Time (other than QLogic Shares owned by QLogic, Cavium, Purchaser or other subsidiaries of Cavium, which were canceled and ceased to exist) was converted, at the Effective Time, into the right to receive the Transaction Consideration. Accordingly, at the Effective Time, the holders of such QLogic Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Transaction Consideration.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all QLogic Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, a change in control of the Company occurred. Upon the Effective Time, QLogic became a wholly owned subsidiary of Cavium. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and in accordance with the terms of the Merger Agreement, upon the Effective Time, the directors of Purchaser immediately prior to the Effective Time, which consisted of Syed Ali, Arthur Chadwick, Sanjay Mehrotra, Madhav Rajan, C.N. Reddy, Anthony Thornley, Brad Buss and Edward Frank Ph.D., became the only directors of the Company. In connection therewith, each member of the Company’s board of directors tendered their respective resignations from the board of directors of the Company, with such resignations effective as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended and restated, and its by-laws, as amended and restated, became the certificate of incorporation and the bylaws respectively, of the corporation surviving the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among QLogic Corporation, Cavium, Inc., and Quasar Acquisition Corp (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by QLogic Corporation on June 15, 2016).*

*	Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

Dated: August 16, 2016	By:	/s/ Jean Hu
		Name:	Jean Hu
		Title:	Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among QLogic Corporation, Cavium, Inc., and Quasar Acquisition Corp (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by QLogic Corporation on June 15, 2016).*

*	Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.